Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Exhibit 99.14 to this Registration Statement on Form F-4 of Newbelco SA/NV of our report dated 22 August 2016, concerning the common draft terms of the merger between Newbelco SA/NV and Anheuser-Busch InBev SA/NV.

Diegem, Belgium

26 August 2016

The statutory auditor

/s/ Joël Brehmen
DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises BV o.v.v.e. CVBA / SC s.f.d. SCRL Represented by Joël Brehmen